Exhibit 23.1
                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and Form S-8 of Avid Technology, Inc. of our report dated January 30, 2003 relating to the financial statements and financial statement schedule of Avid Technology, Inc., which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
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Boston, Massachusetts
March 27, 2003